    As filed with the Securities and Exchange Commission on January 30, 2001
                                                      Registration No. 333-_____

================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM S-8

                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933

                 ----------------------------------------------
                             INFORMATICA CORPORATION
             (Exact name of Registrant as Specified in Its Charter)
                 ----------------------------------------------

           DELAWARE                                           77-0333710
 (State or Other Jurisdiction                              (I.R.S. Employer
of Incorporation or Organization)                         Identification No.)

                              3350 W. BAYSHORE ROAD
                               PALO ALTO, CA 94303
                    (Address of Principal Executive Offices)

                                      ZIMBA
                             1999 STOCK OPTION PLAN

                            (Full Title of the Plans)

                 ----------------------------------------------

                                GAURAV S. DHILLON
                             CHIEF EXECUTIVE OFFICER

                             INFORMATICA CORPORATION
                              3350 W. BAYSHORE ROAD
                               PALO ALTO, CA 94303
                     (Name and Address of Agent for Service)

                                 (650) 687-6200
          (Telephone Number, Including Area Code, of Agent For Service)

                                    Copy to:
                            STEPHEN J. SCHRADER, ESQ.
                             MORRISON & FOERSTER LLP
                               755 PAGE MILL ROAD
                               PALO ALTO, CA 94304
                                 (650) 813-5600

               --------------------------------------------------

                         CALCULATION OF REGISTRATION FEE

================================================================================================================
                                                                               Proposed               Proposed
                                  Amount                Maximum                 Maximum               Amount of
Title of Securities to be          to be             Offering Price       Aggregate Offering        Registration
        Registered            Registered (1)          Per Share(2)             Price(2)                  Fee
----------------------------------------------------------------------------------------------------------------
Common Stock, $.001 par
value per share                  91,200                 $31.375               $2,861,400              $715.35
================================================================================================================

(1) Pursuant to the Agreement and Plan of Merger dated August 29, 2000 (the "Merger Agreement") by and among Zimba, I-2 Merger Corporation and Informatica Corporation, Informatica Corporation assumed all of the outstanding options to purchase Common Stock of Zimba under the Plan referred to above, and such options become exercisable to purchase shares of Informatica Corporation Common Stock, with appropriate adjustments to the number of shares and exercise price of each assumed option.

(2) Calculated solely for purpose of this offering under Rule 475(h) of the Securities Act of 1933, as amended. The proposed maximum offering price of $31.375 per share and the proposed aggregate maximum offering price of $2,861,400 have been determined on the basis of the high and low prices quoted on the Nasdaq National Market on January 26, 2001.
================================================================================

                                     PART I

                           INFORMATION REQUIRED IN THE
                            SECTION 10(a) PROSPECTUS

     The documents containing the information specified in Part I of Form S-8 (plan information and registrant information and employee plan annual information) will be sent or given to employees as specified by Securities and Exchange Commission Rule 428(b)(1). Such documents need not be filed with the Securities and Exchange Commission either as part of this Registration Statement or as prospectuses or prospectus supplements pursuant to Rule 424. These documents and the documents incorporated by reference in this Registration Statement pursuant to Item 3 of Form S-8 (Part II hereof), taken together, constitute a prospectus that meets the requirements of Section 10(a) of the Securities Act of 1933.

                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3. INCORPORATION OF DOCUMENTS BY REFERENCE.

     The following documents filed by Informatica Corporation (the "Registrant") with the Securities and Exchange Commission (the "Commission") are incorporated by reference herein:

     (1) The Registrant's Annual Report on Form 10-K for the fiscal year ended December 31, 1999, filed pursuant to Section 13 of the Securities Exchange Act of 1934, as amended (the "Exchange Act").

     (2) The Registrant's Quarterly Report on Form 10-Q for the quarters ended March 31, 2000, June 30, 2000 and September 30, 2000.

     (3) The Registrant's current report on Form 8-K and 8-K/A filed pursuant to the Exchange Act on September 6, 2000 and November 3, 2000, respectively.

     (4) The description of the Registrant's Common Stock which is contained in its Registration Statement on Form 8-A dated April 26, 1999 (File No. 000-22369), filed under the Exchange Act, including any amendment or report filed for the purpose of updating such description.

     All documents filed by the Registrant with the Commission pursuant to
Section 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of this Registration Statement but prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference into this Registration Statement and to be a part hereof from the date of filing of such

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

documents. Any statement contained in a document incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

ITEM 4. DESCRIPTION OF SECURITIES.

     Not applicable.

ITEM 5. INTERESTS OF NAMED EXPERTS AND COUNSEL.

     Not applicable.

ITEM 6. INDEMNIFICATION OF DIRECTORS AND OFFICERS.

     The indemnification and liability of the Registrant's directors and officers are governed by Delaware law.

     Under Section 145 of the General Corporation Law of the State of Delaware, the Registrant has broad powers to indemnify its directors and officers against liabilities that they may incur in such capacities, including liabilities under the Securities Act of 1933, as amended (the "Securities Act"). The Registrant's Bylaws also provide for mandatory indemnification of its directors and executive officers, and permissive indemnification of its employees and agents, to the fullest extent permissible under Delaware law.

     The Registrant's Amended and Restated Certificate of Incorporation provides that the liability of its directors for monetary damages shall be eliminated to the fullest extent permissible under Delaware law. Pursuant to Delaware law, this includes elimination of liability for monetary damages for breach of the directors' fiduciary duty of care to the Registrant and its stockholders. These provisions do not eliminate the directors' duty of care and, in appropriate circumstances, equitable remedies such as injunctive or other forms of non-monetary relief will remain available under Delaware law. In addition, each director will continue to be subject to liability for breach of the director's duty of loyalty to the Registrant' for acts of omissions not in good faith or involving intentional misconduct, for knowing violations of law, for any transaction from which the director derived an improper personal benefit, and for payment of dividends or approval of stock repurchases or redemptions that are unlawful under Delaware law. The provision also does not affect a director's responsibilities under any other laws, such as the federal securities laws or state or federal environmental laws.

     The Registrant has entered into agreements with its directors and certain of its executive officers that require the Registrant to indemnify such persons against expenses, judgments, fines, settlements and other amounts actually and reasonably incurred (including expenses of a derivative action) in connection with any proceeding, whether actual or threatened, to which any such person may be made a party by reason of the fact that such person is or was a director or officer of the Registrant or any of its affiliated enterprises, provided such person acted in good

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

faith and in a manner such person reasonably believed to be in or not opposed to the best interests of the Registrant and, with respect to any criminal proceeding, had no reasonable cause to believe his or her conduct was unlawful. The indemnification agreement also sets forth certain procedures that will apply in the event of a claim for indemnification thereunder.

     The Registrant has obtained a policy of directors' and officers' liability insurance that insures the Registrant's directors and officers against the cost of defense, settlement or payment of a judgment under certain circumstances.

ITEM 7. EXEMPTION FROM REGISTRATION CLAIMED.

     Not applicable.

ITEM 8. EXHIBITS.

     5.1  Opinion of Morrison & Foerster LLP.

     23.1 Consent of Morrison & Foerster LLP (contained in Exhibit 5.1).

     23.2 Consent of Ernst & Young LLP, Independent Auditors.

     24.1 Power of Attorney (See page 6).

ITEM 9. UNDERTAKINGS.

     (a)  The undersigned Registrant hereby undertakes:

          (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

               (i) To include any prospectus required by Section 10(a)(3) of the Securities Act;

               (ii) To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement;

               (iii) To include any material information with respect to the plan of distribution not previously disclosed in this Registration Statement or any material change to such information in the Registration Statement.

     Provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if this Registration Statement is on Form S-3 or Form S-8 and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the Registrant pursuant to Section 13 or
Section 15(d) of the Exchange Act that are incorporated by reference in this Registration Statement.

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
          (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     (b) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (c) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions or otherwise, the Registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act, and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question of whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.



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

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act, Informatica Corporation certifies that it has reasonable grounds to believe that it meets all the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Palo Alto, State of California, on January 26, 2001.

                                       INFORMATICA CORPORATION

                                       By: /s/ Gaurav S. Dhillon
                                           -------------------------------------
                                           Gaurav S. Dhillon
                                           Chief Executive Officer, Secretary
                                           and Director

                                POWER OF ATTORNEY

     KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints, severally and not jointly, Guarav S. Dhillon and Earl E. Fry, with full power to act alone, his true and lawful attorneys-in-fact, with the power of substitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact full power and authority to do and perform each and every act and thing requisite and necessary to be done as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact may lawfully do or cause to be done by virtue hereof.

     Pursuant to the requirements of the Securities Act, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated:

                Signature                                         Title                               Date
                ---------                                         -----                               ----
          /s/ Gaurav S. Dhillon              Chief Executive Officer and Director (Principal    January 26, 2001
-------------------------------------------  Executive Officer)
            Gaurav S. Dhillon


          /s/ Diaz H. Nesamoney              Chief Operating Officer, President and Director    January 26, 2001
-------------------------------------------
            Diaz H. Nesamoney


             /s/ Earl E. Fry                 Chief Financial Officer (Principal Financial       January 26, 2001
-------------------------------------------  and Accounting Officer)
               Earl E. Fry



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

                Signature                                         Title                               Date
                ---------                                         -----                               ----
           /s/ David S. Pidwell              Director                                           January 26, 2001
-------------------------------------------
             David W. Pidwell

          /s/ A. Brooke Seawell              Director                                           January 26, 2001
-------------------------------------------
            A. Brooke Seawell

           /s/ Vincent R. Worms              Director                                           January 26, 2001
-------------------------------------------
             Vincent R. Worms



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






                                INDEX TO EXHIBITS

EXHIBIT
NUMBER                              DESCRIPTION
 5.1        Opinion of Morrison & Foerster LLP.

23.1        Consent of Morrison & Foerster LLP (contained in Exhibit 5.1).

23.2        Consent of Ernst & Young LLP, Independent Auditors.

24.1        Power of Attorney (See page 6).



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